Exhibit 21
                           SUBSIDIARIES OF THE COMPANY
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
                                                                         State/County of      Stock
                                                                          Incorporation      Ownership
                                                                         --------------      ---------
West Pharmaceutical Services, Inc                                           Pennsylvania     Parent Co.
Senetics, Inc.                                                              Colorado         100.0%
West Pharmaceutical Services Cleveland, Inc.                                Delaware         100.0
West Pharamceutical Services Indiana Holding, Inc.                          Delaware         100.0
West Pharmaceutical Services Lakewood, Inc.                                 Delaware         100.0
West Pharmaceutical Services Evansville, L.P.                               Delaware         100.0
Paco Laboratories, Inc.                                                     Delaware         100.0
Charter Laboratories, Inc.                                                  Delaware         100.0
West Pharmaceutical Services Canovanas, Inc.                                Delaware         100.0
West Pharmaceutical Services Vega Alta, Inc.                                Delaware         100.0
West Pharmaceutical Services of Delaware, Inc.                              Delaware         100.0
West Pharmaceutical Services of Florida, Inc.                               Florida          100.0
Citation Plastics Co.                                                       New Jersey       100.0
West Pharmaceutical Services Argentina S.A.                                 Argentina        100.0
West Pharmaceutical Services Australia Pty. Ltd.                            Australia        100.0
West International Sales Corporation                                        Barbados         100.0
West Pharmaceutical Services Brasil LTDA.                                   Brasil           100.0
West Pharmaceutical Services Colombia S.A.                                  Colombia         98.2(a)
West Pharmaceutical Services Holding Danmark ApS                            Denmark          100.0
West Pharmaceutical Services Danmark A/S                                    Denmark          100.0
West Pharmaceutical Services Finance Danmark ApS                            Denmark          100.0
West Pharmaceutical Services Limited Danmark A/S                            Denmark          100.0
West Pharmaceutical Services Group Limited                                  England          100.0
West Pharmaceutical Services Drug Delivery & Clinical Research Centre Ltd.  England          100.0
West Pharmaceutical Services Cornwall Ltd.                                  England          100.0
Plasmec PLC                                                                 England          100.0
West Pharmaceutical Services Lewes Ltd.                                     England          100.0
West Pharmaceutical Services Dublin, Ltd.                                    England          100.0
West Pharmaceutical Services France S.A.                                    France            99.9(b)
West Pharmaceutical Services Holding France SAS                             France           100.0
West Pharmaceutical Services Holding GmbH                                   Germany          100.0
West Pharmaceutical Services Verwaltungs GmbH                               Germany          100.0
West Pharmaceutical Services Deutschland GmbH Co KG                         Germany          100.0
The West Company (India) Private Ltd.                                       India            100.0
West Pharmaceutical Services Italia S.r.L.                                  Italy            100.0
West Pharmaceutical Services Korea Limited                                  Korea            100.0
The West Company (Mauritius) Ltd.                                           Mauritius        100.0
West Pharmaceutical Services Singapore Pte. Ltd                             Singapore        100.0
West Pharmaceutical Services Hispania S.A.                                  Spain            100.0
West Pharmaceutical Services Venezuela C.A.                                 Venezuela        100.0
Pharma-Gummi Beograd                                                        Yugoslavia        84.7(c)

(a)     1.55% is held in treasury by West Pharmaceutical Services Colombia  S.A.
(b)     In addition, .01% is owned directly by 8 individual shareholders who are officers of the Company.
(c)     Affiliated company accounted for on the cost basis.

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